Filed Pursuant to Rule 433
Registration No. 333-261754

Pricing Term Sheet – Senior Floating Rate Notes due 2026

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$400,000,000 aggregate principal amount of senior floating rate notes due 2026 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	July 6, 2023

Settlement Date:	July 13, 2023

Maturity Date:	July 13, 2026

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated July 6, 2023 (the “Preliminary Prospectus Supplement”)

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Interest Basis:	Compounded Daily SOFR + Margin

Compounded Daily SOFR:	A compounded daily SOFR determined for each quarterly Interest Period in accordance with the specific formula described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Compounded Daily SOFR” in the Preliminary Prospectus Supplement

Margin:	+ 1.30 per cent. per annum

Interest Payment Dates:

January 13, April 13, July 13 and October 13 of each year, beginning on October 13, 2023, and ending on the Maturity Date or, if redeemed early, the date of such redemption, subject to adjustment as explained below, (each, an “Interest Payment Date”) with interest accruing from (and including) the Settlement Date.

If any Interest Payment Date (other than the Maturity Date or any early redemption date for taxation reasons) falls on a day that is not a Business Day, that Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention.

If the Maturity Date or any early redemption date upon redemption for taxation reasons would fall on a day that is not a Business Day, then any interest, principal or additional amounts, if any, as the case may be, will be paid on the next succeeding Business Day, and no interest shall accrue from and after the Maturity Date or such redemption date.

The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day (and interest will continue to accrue to, but excluding, such succeeding Business Day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day (and interest will accrue to, but excluding, such preceding Business Day).

Interest Periods:	Each period beginning from (and including) the Settlement Date to (but excluding) the first Interest Payment Date, or from (and including) any Interest Payment Date to (but excluding) the next Interest Payment Date, or from (and including) any Interest Payment Date immediately preceding the applicable redemption date to (but excluding) such redemption date.

Interest Determination Date:	The date that is five Business Days before each Interest Payment Date.

Reference Rate:	SOFR, subject to fallback provisions

SOFR Observation Period:	In respect of each Interest Period, the period from, and including, the date five Business Days preceding the first date in such Interest Period to, but excluding, the date five Business Days preceding the Interest Payment Date for such Interest Period (or in respect of the payment of any interest in connection with any redemption of any Notes, the period from, and including, the date that is five Business Days preceding the first date in the Interest Period in which such redemption occurs to, but excluding, the date that is five Business Days before such redemption)

Day Count Basis:	Actual number of days in the applicable Interest Period divided by 360

Business Day:

A day that is a U.S. Government Securities Business Day and that in New York, London and Tokyo, is not a day on which banking institutions are authorized by law or regulation to close.

The term “U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CZ1

ISIN:	US86562MCZ14

Common Code:	264860792

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Jefferies LLC Citigroup Global Markets Inc.

Co-Managers:

Barclays Capital Inc.

BofA Securities Inc.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Academy Securities Inc.

CastleOak Securities L.P.

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Jefferies LLC at 1-212-284-2300 and Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID or U.K. PRIIPs KID - No PRIIPs key information document (KID) or U.K. PRIIPs KID has been prepared as not available to retail in EEA or U.K., respectively. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated July 6, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction where such offer or solicitation or advertisement would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 5.880% Senior Notes due 2026

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$850,000,000 aggregate principal amount of 5.880% senior notes due 2026 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	July 6, 2023

Settlement Date:	July 13, 2023

Maturity Date:	July 13, 2026

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated July 6, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on January 13, 2024. Such semiannual interest will amount to U.S.$29.40 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+120 bps

Coupon:	5.880%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M DA5

ISIN:	US86562MDA53

Common Code:	264860806

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Jefferies LLC Citigroup Global Markets Inc.

Co-Managers:

Barclays Capital Inc.

BofA Securities Inc.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Academy Securities Inc.

CastleOak Securities L.P.

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Jefferies LLC at 1-212-284-2300 and Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID or U.K. PRIIPs KID - No PRIIPs key information document (KID) or U.K. PRIIPs KID has been prepared as not available to retail in EEA or U.K., respectively. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated July 6, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction where such offer or solicitation or advertisement would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 5.800% Senior Notes due 2028

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$750,000,000 aggregate principal amount of 5.800% senior notes due 2028 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	July 6, 2023

Settlement Date:	July 13, 2023

Maturity Date:	July 13, 2028

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated July 6, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on January 13, 2024. Such semiannual interest will amount to U.S.$29.00 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+145 bps

Coupon:	5.800%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M DB3

ISIN:	US86562MDB37

Common Code:	264860814

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Jefferies LLC Citigroup Global Markets Inc.

Co-Managers:

Barclays Capital Inc.

BofA Securities Inc.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Academy Securities Inc.

CastleOak Securities L.P.

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Jefferies LLC and Citigroup Global Markets Inc. toll-free at 1-800-831-9146 at 1-212-284-2300 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID or U.K. PRIIPs KID - No PRIIPs key information document (KID) or U.K. PRIIPs KID has been prepared as not available to retail in EEA or U.K., respectively. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated July 6, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction where such offer or solicitation or advertisement would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 5.852% Senior Notes due 2030

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$650,000,000 aggregate principal amount of 5.852% senior notes due 2030 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	July 6, 2023

Settlement Date:	July 13, 2023

Maturity Date:	July 13, 2030

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated July 6, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on January 13, 2024. Such semiannual interest will amount to U.S.$29.26 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+165 bps

Coupon:	5.852%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M DC1

ISIN:	US86562MDC10

Common Code:	264860822

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Jefferies LLC Citigroup Global Markets Inc.

Co-Managers:

Barclays Capital Inc.

BofA Securities Inc.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Academy Securities Inc.

CastleOak Securities L.P.

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Jefferies LLC at 1-212-284-2300 and Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID or U.K. PRIIPs KID - No PRIIPs key information document (KID) or U.K. PRIIPs KID has been prepared as not available to retail in EEA or U.K., respectively. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated July 6, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction where such offer or solicitation or advertisement would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 5.776% Senior Notes due 2033

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$650,000,000 aggregate principal amount of 5.776% senior notes due 2033 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	July 6, 2023

Settlement Date:	July 13, 2023

Maturity Date:	July 13, 2033

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated July 6, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on January 13, 2024. Such semiannual interest will amount to U.S.$28.88 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+175 bps

Coupon:	5.776%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M DD9

ISIN:	US86562MDD92

Common Code:	264860849

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Jefferies LLC Citigroup Global Markets Inc.

Co-Managers:

Barclays Capital Inc.

BofA Securities Inc.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Academy Securities Inc.

CastleOak Securities L.P.

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Jefferies LLC at 1-212-284-2300 and Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID or U.K. PRIIPs KID - No PRIIPs key information document (KID) or U.K. PRIIPs KID has been prepared as not available to retail in EEA or U.K., respectively. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated July 6, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction where such offer or solicitation or advertisement would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.